Exhibit 10.1

                      SPECIAL ADVISOR CONSULTING AGREEMENT

     This Agreement is made effective as of May 1, 2016, by and between Trident Brands Incorporated ("Trident"), of 101-200 S. Executive Dr., Brookfield, Wisconsin 53005, and Bromley Consulting & Advisory Inc. ("BROMLEYCO") and Steve Bromley ("BROMLEY"), each of 36 Carlyle Crescent, Aurora, Ontario L4G 6P6.

WHEREAS:

A. Bromley is an officer and employee of BromleyCo and has a background in senior management of public companies that operate in consumer goods and food ingredients and is willing to provide services to Trident based on this background;

B. Trident desires to have services provided by Bromley in the capacity of Chairman of the Advisory Board and Special Consultant; and

C. BromleyCo has committed and agreed to make the services of Bromley available to Trident as lead for purposes of this engagement.

THEREFORE, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Effective as of May 1, 2016, Trident hereby engages BromleyCo, and BromleyCo hereby agrees to make Bromley available to, provide the following services to Trident (collectively, the "SERVICES"):

     a. Provide nonbinding and informal guidance as Chair of the Advisory Committee.
     b. Provide access to networks in field of expertise. These networks can be accessed for more specialized advice or, potentially, for direct introductions to potential business partners and future advisory board members.
     c. Other Special Consulting services as indicated in January 4, 2016 memorandum from Bromley to Trident, attached as Appendix A.

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by Bromley shall be determined by Bromley with the mutual agreement of the President and CEO.

3. FEES. Trident will pay fees to BromleyCo for the Services provided as per attached Schedule A.

4. EXPENSE REIMBURSEMENT. BromleyCo shall be entitled to reimbursement from Trident for reasonable "out-of-pocket" expenses including travel, meals and other reasonable costs directly related to the Services provided, subject to approval of the President and CEO.

5. TERM/TERMINATION. This Agreement shall be effective for a period of one (1) year and shall automatically renew for successive terms of the same duration, unless either party provides 30 days written notice to the other party.

6. INDEMNIFICATION.

BromleyCo and Bromley agree to indemnify and hold harmless Trident from all claims, losses, expenses, fees including attorney fees, costs, and judgments that may be asserted against Trident that result from the willful misconduct, gross negligence or fraudulent, dishonest or criminal acts of BromleyCo. or Bromley.

Trident agrees to indemnify and hold harmless each of BromleyCo and Bromley from all claims, losses, expenses, fees including attorney fees, costs, and judgments that may be asserted against BromleyCo and/or Bromley that result from, are related to or are in connection with the provisions of the Services, unless any such claims, losses, expenses, fees, costs or judgments are determined by a court of competent jurisdiction to have resulted from the willful misconduct, gross negligence or fraudulent, dishonest or criminal act of BromleyCo or Bromley.

7. CONFIDENTIALITY. Trident recognizes that Bromley will have access to the following information:

     - product specifications
     - customer lists
     - financial information

and other proprietary information (collectively, "INFORMATION") which are valuable, special and unique assets of Trident and need to be protected from improper disclosure. In consideration for the disclosure of the Information, BromleyCo. and Bromley agree that neither BromleyCo. nor Bromley will at any time or in any manner, either directly or indirectly, use any Information for their own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of Trident. BromleyCo. and Bromley will protect the Information and treat it as strictly confidential as per the terms of the Confidentiality Agreement between the Bromley and Trident dated November 18, 2015. A violation of this paragraph shall be a material violation of this Agreement.

8. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Wisconsin.

9. SIGNATORIES. This Agreement shall be signed on behalf of Trident by Don MacPhee, President and CEO and on behalf of BromleyCo. by Steve Bromley, Principal, and effective as of the date first above written.

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
Party receiving services:

TRIDENT BRANDS INCORPORATED



By: /s/ Don MacPhee
   -----------------------------------
   Don MacPhee
   President and CEO

Party providing services:

BROMLEY CONSULTING & ADVISORY INC.



By: /s/Steve Bromley
   -----------------------------------
   Steve Bromley
   Principal

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
                                   SCHEDULE A

Year 1 Option package

Number of Options                     Strike Price                   Vesting
-----------------                     ------------                   -------
     50,000                              $1.25                     May 1, 2017
     50,000                              $1.50                     May 1, 2018

Meeting Fee - US$1,000 per meeting

Annual Retainer /Consulting Fee - Annual retainer of US $30,000, payable US $2,500 per month. Monthly fee to provide for services of approx. 2.5 days per month. Services commence May 1, 2016 but payment deferred until June 1, 2016

Special Projects - services to be provided upon mutual agreement

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
                                   APPENDIX A

Trident Brands Inc.
Advisory Board Considerations
January 4, 2016
Strictly Private and Confidential


ADVISORY BOARD CONSIDERATIONS

     * Key question is why establish an advisory board and what do we want out of it?

          What is the mandate - who is being advised? CEO, Chair?

          *    What sort of advice is being sought?

          * Where can the advisory board bring the most value versus current BOD and management resources?

          *    Broad or narrow focus?

          *    What is the right size for the advisory board?

          * How often should the advisory board meet and what materials should they be provided?

          *    Should there be a term for an advisory board member?

          *    How to effectively compensate?

          * How to ensure the organization is aligned on the role of the advisory board?
BENEFITS OF AN ADVISORY BOARD

     *    Can supplement existing expertise within organization

     *    Can provide industry contacts beyond those that exist

     * Can support both management and the BOD in decision making processes with a focus on specific business issues

     *    Can provide a "safe harbor" to test drive ideas

     *    Can serve as a feeder system for BOD as business grows

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
SUGGESTED ADVISORY BOARD FOR TRIDENT BRANDS

     *    Small and focused with specific expertise provided to CEO and Chair

          * Start with one and determine mandate, objectives, resource requirements, etc.

          *    Limit initially to three with expertise in:

               *    Governance/Public Markets/Strategy/Financing/Risk

               *    Markets/Customers/Distribution

               *    Scientific Expertise/Product Development/Regulatory

     * Grow as company grows and specific expertise required to support business

     * Engagement level appropriate to allow advisors enough "internal knowledge" to be effective

     *    Advisory only - no fiduciary liability

     * Compensate with combination of daily/meeting fee, plus option package structured to align with BOD and management

     * Needs to be appropriate to ensure retention of quality individuals and proper level of attention

STEVE BROMLEY - ADVISOR AND SPECIAL CONSULTANT

     *    Serve as initial Chair of Advisory Committee

          * Determine resources required for initial advisory committee working in hand with the CEO and Chair

          * Build committee carefully with eye on resources required and costs

          * Initially attend management meetings to gain better understanding of organization and how skills can be best leveraged to support business and build advisory committee

     *    Areas of expertise and potential support:

          * Public Company Governance - internal processes, filings, risk avoidance

          * Public Markets Expertise - marketing, presentations, investor relations

          *    Financial  reporting  and  control  -  statements,   projections,
               certifications, controls

          *    Financing - debt, equity, other

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
          * Strategic Planning - long term planning, OGSM (objectives, goals, strategies, measures), alignment and execution

          *    Industry contacts - supply side, distribution, customers

          *    Another set of hands wherever required

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